AMENDMENT TO THE

CHURCH & DWIGHT CO., INC.

EXECUTIVE DEFERRED COMPENSATION PLAN II

AMENDMENT, executed the 25th day of July 2023, to the Church & Dwight Co., Inc. Executive Deferred Compensation Plan II (the “Plan”).

W I T N E S S E T H:

WHEREAS, Church & Dwight Co., Inc. (the “Company”) desires to amend the Plan to, among other things, (i) reflect the delegation of administrative authority with respect to the Plan to the Retirement & Wealth Accumulation Benefits Committee; (ii) modify the manner and extent to which participants may elect to make deferrals and authorize the Committee of the Plan to permit deferrals with respect to bonuses that are not payable under the Company’s Annual Incentive Plan, (iii) prohibit former participants from being eligible for matching “contributions” under the Plan unless they have separated due to “Retirement” (as defined by the Plan), (iv) change the enhanced Declared Rate under the Plan, (v) permit the Committee authority to set different vesting terms for participants, (vi) aggregate accounts of multiple Plan years for which participants have made identical distribution elections, (vii) allow for in-service distributions of amounts attributable to participant deferrals, and (viii) authorize the Committee to determine when and to what extent changes in distribution elections will be permitted; and

WHEREAS, Section 12.1 of the Plan reserves to the Company the right to amend the Plan from time to time; and

NOW, THEREFORE, except as otherwise provided herein, effective for Plan years beginning after December 31, 2023, the Plan is hereby amended as follows:

Amendments Relating to Administration

1. Section 2.9 of the Plan is hereby amended in its entirety, to read as follows:

“2.9 “Committee” means the Compensation & Human Capital Committee of the Board or such other committee as is appointed by the Compensation & Human Capital Committee or the Board to carry out the duties and responsibilities of the “Committee” under the Plan. Without limitation of the foregoing, the Compensation & Human Capital Committee has delegated authority to administer the Plan to the Company’s Retirement & Wealth Accumulation Benefits Committee. Accordingly, all references under the Plan to the “Committee” shall, to the extent such provisions relate to administrative authority or discretion, be deemed to refer either to the Compensation & Human Capital Committee or the Retirement & Wealth Accumulation Benefits Committee.”

Amendments Relating to Deferral Commitments

2. Section 2.7 of the Plan is hereby amended in its entirety, to read as follows:

“2.7 “Bonus” means annual incentive compensation payments made from the Church & Dwight Co., Inc. Annual Incentive Plan (or any successor plan) and such other bonuses, if any, as the Committee may, in its discretion, permit deferral elections under the Plan with respect to. The Committee may, in its discretion, establish such rules and procedures with respect to the deferral of bonus compensation as it deems appropriate.”

3. Section 5.1(a)(i) of the Plan (relating to Deferral Commitment Credits) is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2024, unless otherwise provided by the Committee, the amount of Base Salary an Eligible Employee may elect to defer for a Plan Year shall be stated as a whole number percentage that is neither less than one percent (1%) nor more than seventy percent (70%).”

4. Section 5.1(a)(ii) of the Plan (relating to Deferral Commitment Credits) is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2024, unless otherwise provided by the Committee, the amount of any Bonus an Eligible Employee may elect to defer for a Plan Year shall be stated as a whole number percentage that is neither less than one percent (1%) nor more than seventy percent (70%).”

5. Section 5.1(c) of the Plan (relating to Deferral Commitment Credits) is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, unless otherwise provided by the Committee, (i) if a Participant had a Base Salary deferral election in effect for the Plan Year ending December 31, 2023 in excess of seventy percent (70%) and does not file a new Enrollment Agreement changing the percentage of, or stopping, such Deferral Commitment by such date prior to January 1, 2024 as the Committee shall require, then he or she shall be deemed to have made a Base Salary deferral election for the Plan Year beginning January 1, 2024 of seventy percent (70%), and (ii) a Participant who fails to file an Enrollment Agreement, by such date as the Committee shall require, designating a deferral percentage with respect to Bonus compensation for the Plan Year beginning January 1, 2024, shall be deemed to have elected not to defer any portion of such Bonus compensation.”

Amendments Relating to 401(k) Restoration Amounts

6. Section 5.2 of the Plan (401(k) Restoration Amounts) is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding anything contained in the Plan to the contrary, effective for Plan Years beginning on and after January 1, 2024, a Participant who terminates Service other than on account of voluntary Retirement shall forfeit any right to have a credit made to his or her 401(k) Restoration Account. Accordingly, no credit shall be made to the 401(k) Restoration Account of a Participant who terminates Service other than on account of voluntary Retirement regardless of whether or not such credit would have been made (had the Participant continued in Service until Retirement) for a prior Plan Year or for a period relating to his or her Service.”

Amendments Relating to Declared Rate

7. Effective immediately, the second sentence of Section 6.5(b) of the Plan is hereby amended in its entirety, to read as follows:

“For purposes of applying the “Amortized Method” set forth in section 7.2(a), the Participant’s Accounts will be credited with interest in an amount equal to (i) one hundred fifteen percent (115%) of the Declared Rate in effect as of the September 30th that immediately precedes such Plan Year, compounded annually, or (ii) for periods commencing on and after January 1, 2024 or such earlier date as the Committee may, in its discretion, authorize, an amount for each calendar quarter during the Plan Year equal to one hundred percent (100%) of the Declared Rate in effect on the first day of each such calendar quarter, compounded quarterly, whichever produces the greatest interest crediting amount; it being understood that such Declared Rate applies solely for purposes of applying the “Amortized Method” which was discontinued for credits for Plan Years beginning on and after January 1, 2016.”

8. Effective immediately, Section 7.2(a)(ii) of the Plan is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding the foregoing, commencing as of January 1, 2024 or such earlier date as the Committee may, in its discretion, authorize, the applicable interest rate used throughout this Section 7.2(a)(ii) shall be an amount per calendar quarter or part thereof equal to one hundred percent (100%) of the Declared Rate in effect on the first day of each such calendar quarter, compounded quarterly, if such quarterly rate is greater than the rate determined without regard to this paragraph.”

Amendments Relating to Vesting

9. Effective immediately, Section 6.9 of the Plan (Vesting of Accounts) is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide for a different vesting schedule than that provided above to apply to a Participant’s interest in his or her 401(k) Restoration Account and/or Profit Sharing Restoration Account (and earnings or interest thereon). The Committee shall not be under obligation to apply the same vesting terms to similarly situated Participants.”

Amendments Relating to Identical Distribution Elections for Multiple Plan Years

10. Section 7.1(c) is hereby added to the Plan, to read as follows:

“(c) Post-2023 Distribution Elections. The Committee shall aggregate Deferral Commitment Accounts, 401(k) Restoration Accounts and/or Profit Sharing Restoration Accounts of a Participant attributable to Plan Years beginning on and after January 1, 2024 to the extent that such Participant has made the same distribution election (both as to form and time of distribution) for multiple Plan Years.”

Amendments Reinstating In-Service Distributions

11. Section 7.3(d) is hereby added to the Plan, to read as follows:

“(d) Post-2023 In-Service Distribution Accounts. Notwithstanding anything contained in the Plan to the contrary, effective for Plan Years commencing on and after January 1, 2024, a Participant may, to the extent permitted by the Committee, elect to have all or a portion of his or her Deferral Commitment for a Plan Year credited to one or more In-Service Distribution Accounts each providing, to the extent permitted by the Committee, for distribution at a time designated by the Participant. The Participant shall, in accordance with Section 7.3(c) and to the extent permitted by the Committee, also be permitted to elect the form of distribution of each such In-Service Distribution Account. Except to the extent otherwise determined by the Committee, each In-Service Distribution Account shall be subject to the provisions of Section 7.3(c).”

Amendments Relating to Distribution Election Changes

12. Effective immediately, the first sentence of the last paragraph of Section 7.2(a) of the Plan (Distribution of Normal Distribution Accounts – Following Termination of Service Due to Retirement) is hereby amended in its entirety, to read as follows:

“To the extent permitted by the Committee, a Participant may file a new election for payment of any of his or her Normal Distribution Accounts, which will supersede his or her original election, at any time more than twelve (12) months preceding his or her Retirement; provided, however, that, except as set forth in Section 7.4, no such new election shall be effective unless the first payment with respect to such new election is deferred for a period of not less than five (5) years after the date payment would have been made had such new election not been filed.”

13. Effective immediately, the last sentence of the first paragraph of Section 7.3(c) of the Plan (Timing and Form of In-Service Distribution) is hereby amended in its entirety, to read as follows:

“Notwithstanding anything contained herein to the contrary, to the extent permitted by the Committee, a Participant may file a new election with respect to the time and/or form of payment of an In-Service Distribution Account, which will supersede his or her prior election with respect to such In-Service Distribution Account, at any time more than twelve (12) months preceding the date on which distribution of such In-Service Distribution Account would be made or commence if not for the new election; provided, however, that, except as set forth in Section 7.4, no such new election shall be effective unless distribution thereunder is made or commences to be made no earlier than five (5) years after the date distribution would have been made or commenced had such new election not been filed.”

14. Effective immediately, the last sentence of the second paragraph of Article 8 of the Plan (Survivor Benefits) is hereby amended in its entirety, to read as follows:

“Notwithstanding anything contained in the Plan to the contrary, to the extent permitted by the Committee, a Participant may at any time file a new election with respect to the form of payment of any survivor benefits, which will supersede his or her prior election with respect to the form of payment of such benefits, provided that, except as set forth in Section 7.4, no such new election shall be effective (and any such attempted election shall be void) unless it is filed more than twelve (12) months preceding the date of the Participant's death.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the date first above-written as evidence of its adoption by the Company.

CHURCH & DWIGHT CO., INC.

By: /s/ Rene Hemsey

Name: Rene Hemsey

Title: EVP & Chief Human Resources Officer